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                                   EXHIBIT 21

                        Subsidiaries of ACMAT Corporation

Listed are the subsidiaries of ACMAT Corporation:

                                                              STATE OF
                NAME                      OWNERSHIP         INCORPORATION
                ----                      ---------         -------------
ACMAT Companies, Inc.                        100%             Delaware

AMINS, Inc.                                  100%            Connecticut

Geremia Electric Co.                         100%            Connecticut

ACSTAR Holdings, Inc.                        100%             Delaware

ACSTAR Insurance Co. (1)                     100%              Illinois

ACMAT of Texas, Inc.                         100%             Delaware

United Coastal Insurance Company (2)          66%              Arizona

(1) Owned 100% by ACSTAR Holdings, Inc.

(2) Owned 66% by ACMAT Corporation and 34% by ACSTAR Insurance Company